UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2009

Dollarama Group L.P.

Dollarama Group Holdings L.P.

(Exact name of registrants as specified in their charters)

Quebec, Canada	333-134550 333-143444	Not Applicable
(State or other jurisdiction of incorporation or organization)	Commission File Numbers:	(I.R.S. Employer Identification No.)

5805 Royalmount Avenue

Montreal, Quebec H4P 0A1

(Address of Principal Executive Offices, Zip Code)

Registrants’ telephone number, including area code (514) 737-1006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR 240-14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On September 22, 2009, Dollarama Group L.P. (“Group L.P.”), Aris Import Inc. (“Aris” and together with Group L.P., the “Borrowers”) and Dollarama Holdings L.P. entered into Amendment No. 5 (the “Amendment”) to the Credit Agreement dated as of November 18, 2004, as amended (the “Credit Agreement”), with Royal Bank of Canada, as administrative agent and the requisite lenders under the Credit Agreement. The Amendment permits the Borrowers to refinance their existing revolving credit facility under the Credit Agreement with a new revolving credit facility on the same terms as the existing revolving credit facility, except that the new revolving credit facility may have a later maturity date and may have a different interest rate. In addition, the Amendment contains a provision for the benefit of the term loan lenders under the Credit Agreement which provides that if the applicable interest rate with respect to revolving loans pursuant to the new revolving credit facility were to exceed that of the existing revolving credit facility by more than 0.50%, then the applicable interest rate charged on outstanding term loans shall be increased by the amount equal to such excess above 0.50%. The foregoing description is qualified in its entirety by the actual Amendment, a copy of which is attached to this Current Report as Exhibit 10.1.

As previously disclosed, Group L.P. has received a commitment letter pursuant to which certain lenders are to provide a new Cdn $75.0 million secured revolving credit facility, which would mature in July 2012 and otherwise have the same terms, pricing, covenants, guarantees and security as the existing secured revolving credit facility. These commitments are conditioned upon, among other things, the Borrower’s parent company, Dollarama, Inc. (f/k/a Dollarama Capital Corporation), consummating its previously announced initial public offering for gross proceeds of at least Cdn $200.0 million.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

10.1	Amendment No. 5 to the Credit Agreement, dated September 22, 2009, by and among Dollarama Group L.P., Aris Import Inc., Dollarama Holdings L.P., Royal Bank of Canada, as administrative agent and the lenders named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOLLARAMA GROUP L.P.

DOLLARAMA GROUP HOLDINGS L.P.

By:	Dollarama Group GP Inc., general partner

By:	/S/ LARRY ROSSY
Name:	Larry Rossy
Title:	Chief Executive Officer

Date: September 28, 2009

EXHIBIT INDEX

10.1	Amendment No. 5 to the Credit Agreement, dated September 22, 2009, by and among Dollarama Group L.P., Aris Import Inc., Dollarama Holdings L.P., Royal Bank of Canada, as administrative agent and the lenders named therein.